Exhibit 99.1

INOVALON REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Full Year 2018 Highlights

•	Full year revenue of $527.7 million, up 17% year-over-year

•	Full year net loss of $39.2 million, resulting in net loss of $0.27 per share

•	Full year Non-GAAP net income of $39.3 million, resulting in Non-GAAP diluted net income of $0.27 per share

•	Full year Adjusted EBITDA of $151.9 million, up 39% year-over-year

•	Full year Adjusted EBITDA margin of 28.8%, up 450 basis points year-over-year

•	Full year net cash provided by operating activities of $90.4 million, representing 17.1% of revenue

•	Full year Non-GAAP net cash provided by operating activities of $103.8 million, representing 19.7% of revenue

•	Full year ACV[1] signed, excluding ABILITY and Services, of $113.2 million, up 77% year-over-year

Fourth Quarter 2018 Highlights

•	Q4 revenue of $136.3 million, up 19% year-over-year

•	Q4 net loss of $11.0 million, resulting in net loss of $0.07 per share

•	Q4 Non-GAAP net income of $7.6 million, resulting in Non-GAAP diluted net income of $0.05 per share

•	Q4 Adjusted EBITDA of $38.8 million, up 52% year-over-year

•	Q4 Adjusted EBITDA margin of 28.5%, up 620 basis points year-over-year

•	Q4 ACV[1] signed, excluding ABILITY and Services, of $17.0 million, up 25% year-over-year

2019 Guidance Highlights

•	Reiterating 2019 guidance, including revenue of $637 million to $657 million (reflecting 21% to 25% year-over-year growth, including 13% to 17% organic growth2)

•	Providing first quarter 2019 guidance, including revenue of $143 million to $146 million (reflecting 54% to 57% year-over-year growth, including 12% to 15% organic growth2)

Please refer to our Fourth Quarter & Full Year 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.

BOWIE, Md. – February 20, 2019 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering data-driven healthcare, today announced financial results for the fourth quarter and full year of 2018, reaffirmed guidance for the full year 2019, and issued guidance for the first quarter of 2019.

“We are seeing accelerating demand for the capabilities and differentiation of our platform as seen in a 77% increase in year-over-year sales and 108 new clients, a 29% increase in new logos, year-over-year,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “Coming from each of our business units, serving payers, providers, pharmacy, and life sciences, these strong sales are fueling steady expansion of our revenue coverage visibility. Now with 96% of our 2019 guidance solutioned, we have strong confidence in our 2019 guidance of 21% to 25% year-over-year growth. Our continued focus on innovation, coupled with significantly expanded sales capabilities, implementation capacity, and meaningful operational leverage, have set the scene for the strong growth and profitability we are seeing in 2019 and beyond.”

Fourth Quarter 2018 Financial Results

•	Revenue for the fourth quarter of 2018 was $136.3 million, a year-over-year increase of 19% compared with $114.6 million for the fourth quarter of 2017.

•
Cost of revenue for the fourth quarter of 2018 was $35.9 million, or 26.3% of revenue, compared with $37.1 million, or 32.4% of revenue, for the fourth quarter of 2017. This translates into gross margin for the fourth quarter of 2018 of 73.7%, a year-over-year increase of 610 basis points compared with 67.6% for the fourth quarter of 2017. Removing the impact of ABILITY, gross margin for the fourth quarter of 2018 was 68.5%, a year-over-year increase of 90 basis points compared to the fourth quarter of 2017.

•
Net loss for the fourth quarter of 2018 was $11.0 million, resulting in net loss per share of $0.07, compared with net income of $17.4 million and diluted net income per share of $0.12, respectively, for the fourth quarter of 2017. Net income and diluted net income per share for the fourth quarter of 2017 include a benefit of $15.5 million and $0.11 per share, respectively, as a result of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”).

•
Adjusted EBITDA for the fourth quarter of 2018 was $38.8 million, a year-over-year increase of 52% compared with $25.5 million for the fourth quarter of 2017. Adjusted EBITDA margin for the fourth quarter of 2018 was 28.5%, a year-over-year increase of 620 basis points compared with 22.3% for the fourth quarter of 2017.

•
Non-GAAP net income for the fourth quarter of 2018 was $7.6 million, resulting in Non-GAAP diluted net income per share of $0.05, compared with $7.8 million and $0.06 per share, respectively, for the fourth quarter of 2017.

Full Year 2018 Financial Results

•	Revenue for 2018 was $527.7 million, a year-over-year increase of 17% compared with $449.4 million for 2017.

•
Cost of revenue for 2018 was $144.8 million, or 27.4% of revenue, compared with $151.0 million, or 33.6% of revenue for 2017. This translates into gross margin for 2018 of 72.6%, a year-over-year increase of 620 basis points compared with 66.4% for 2017. Removing the impact of ABILITY, gross margin for 2018 was 68.6%, a year-over-year increase of 220 basis points compared with 2017.

•
Net loss for 2018 was $39.2 million resulting in net loss per share of $0.27, compared with net income of $34.8 million and diluted net income per share of $0.24, respectively, for 2017. Net income and diluted net income per share for 2017 include a benefit of $15.5 million and $0.11 per share, respectively, as a result of the Tax Act.

•
Adjusted EBITDA for 2018 was $151.9 million, a year-over-year increase of 39% compared with $109.0 million for 2017. Adjusted EBITDA margin for 2018 was 28.8%, an increase of 450 basis points compared with 24.3% for 2017.

•	Non-GAAP net income for 2018 was $39.3 million, resulting in Non-GAAP diluted net income per share of $0.27, compared with $41.8 million and $0.29 per share, respectively, for 2017.

•	Net cash provided by operating activities was $90.4 million for 2018, a year-over-year decrease of 7% compared with $97.7 million for 2017, and representing 17.1% of revenue.

•	Non-GAAP net cash provided by operating activities was $103.8 million for 2018, representing 19.7% of revenue.

“We are pleased with the transformation that we have achieved in 2018,” said Jonathan Boldt, chief financial officer. “As we look ahead, the combination of our strong sales momentum and subscription-based platform offerings have set the scene for a strong expansion, with increased visibility and confidence in double-digit organic revenue growth, profitability, and cash flow generation.”

Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, identifying the differences between net income and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
Increasing Differentiation Resulting in Strong Demand, Sales and Expanding Market Penetration. Inovalon continued to release new capabilities enabled through the Inovalon ONE® Platform during the fourth quarter and full year of 2018, leveraging its expanding connectivity, extensive primary source datasets, increased compute and analytics sophistication, and expanding applications of its machine learning and AI capabilities. These capabilities are being seen as highly differentiated within the marketplace and have supported strong client contract renewal and retention rates, with 2019 client revenue retention seen at 103%, with all significant renewals for 2019 already completed. Additionally, the Company’s cloud platform capabilities have fueled strong new sales with the ACV of the new sales, excluding ABILITY and Services, expanding by 77% year-over-year. As further evidence of the broad-based nature of the demand, Inovalon signed business with 108 new logos in 2018, a number that reflects a 29% year-over-year increase, with the Company now proudly providing solutions to 24 of the top 25 health plans in the United States. Further, in addition to the expansion in payer marketplace penetration, the Company has seen its penetration of the specialty pharmacy marketplace expand to approximately 40%, and saw its pharmaceutical and provider market penetration each expand in 2018 – a dynamic that is seen as continuing in the first quarter of 2019 and going forward.

•
Increasing Operating Leverage and Profitability. Fourth quarter 2018 gross margin of 73.7% increased 610 basis points year-over-year, driven by the Company’s solution mix continuing to shift to increasingly higher-value, data-driven SaaS offerings, as well as ongoing leverage from automation, connectivity, and machine learning. Fourth quarter 2019 Adjusted EBITDA margin of 28.5% increased 620 basis points year-over-year, driven by higher gross margin, as well as G&A leverage from ongoing efficiency-enhancement and cost-reduction initiatives, including facility consolidation, internal process improvement, and continuing integration initiatives. Adjusting for non-comparable and one-time expenses, normalized G&A in the fourth quarter was $46.3 million, reflecting a year-over-year increase of only 10.5% in the setting of a year-over-year revenue increase of 19%. These factors driving the Company’s increasing operating leverage and profitability are seen to be continuing in 2019 and contributing to the continued projected expansion of profitability going forward.

•
Increasing Revenue Visibility. With a differentiated and expanding portfolio of cloud-based SaaS solutions enabled by the Inovalon ONE® Platform, the successful transition to a subscription-based revenue model, strong client revenue retention, and new business signings, Inovalon has increasing revenue visibility and predictability going forward. In this setting, the Company is reiterating 2019 financial guidance as provided on November 7, 2018, and providing guidance for the first quarter of 2019. Inovalon’s 2019 guidance implies revenue growth of 21% to 25% (inclusive of 13% to 17% organic growth). The Company has steadily increased its coverage visibility regarding its 2019 revenue guidance, initially announcing on November 7, 2018 that it had visibility to approximately 94.5%, a number that has increased to approximately 96% as of today.

•
Integration of ABILITY. The Company’s integration of ABILITY continued to progress well in the fourth quarter, with strong market demand for, and sales of the cloud-based point-of-care and in-workflow applications. The Company achieved the targeted $8 million 2018 cost synergy during the year, and is on track to achieve the $11 million run-rate synergy expected for 2019 and beyond. Revenue from new synergy solution offerings has begun with a positive pipeline of what are believed to be industry-leading solution releases.

Other Financial Data and Key Metrics

The following constitute other financial and key metrics which are presented quarterly.

•
Growth of Datasets: At December 31, 2018, the MORE[2] Registry® dataset contained more than 264 million unique patient counts and nearly 43 billion medical event counts, increases of 10% and 13%, respectively, compared with December 31, 2017. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE[2] Registry® dataset and is therefore not fully reflected within the aforementioned data metrics as of this date.

•
Investment in Innovation: For the quarter ended December 31, 2018, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $17.5 million, or 12.8% of revenue. For the full year 2018, Inovalon’s Investment in Innovation was $79.6 million, or 15.1% of revenue.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 48 billion as of December 31, 2018, an increase of 14% as compared with December 31, 2017.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of January 31, 2019, the Company had 72.0 million shares of Class A common stock outstanding and 80.6 million shares of Class B common stock outstanding.

Financial Guidance

The Company is reiterating its full year 2019 guidance as initially provided on November 7, 2018 as provided below.

Financial Metric	Reiterated Full Year 2019 Guidance Range Initially Provided November 7, 2018
Revenue	$637 million to $657 million
Net income	$1 million to $5 million
Non-GAAP net income	$61 million to $69 million
Adjusted EBITDA	$200 million to $210 million
Net cash provided by operating activities	$130 million to $145 million
Capital expenditure	$52 million to $58 million
Diluted net income per share	$0.01 to $0.03
Non-GAAP diluted net income per share	$0.41 to $0.47

Given the strong anticipated growth seen in 2019, the Company is providing first quarter 2019 guidance below.

Financial Metric	First Quarter 2019 Guidance Range Provided February 20, 2019
Revenue	$143 million to $146 million
Net loss	($8 million) to ($7 million)
Non-GAAP net income	$10 million to $11 million
Adjusted EBITDA	$42 million to $44 million
Diluted net loss per share	($0.05)
Non-GAAP diluted net income per share	$0.07

Additional assumptions made within the Company's full year and first quarter 2019 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, guidance assumes 149 million weighted average diluted shares.

•	Guidance assumes an effective tax rate of approximately 30% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, and of net cash provided by operating activities, the GAAP financial measure most directly comparable to Non-GAAP net cash provided by operating activities, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its fourth quarter 2018 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 2689676; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our Fourth Quarter & Full Year 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of more than 80 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives.

Each proprietary technology toolset is referred to as a Component, which are grouped into Modules, and informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Components and Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 24 of the top 25 U.S. health plans and 22 of the top 25 global pharma companies, Inovalon's technology platforms and analytics are informed by data pertaining to more than 964,000 physicians, 519,000 clinical facilities, 264 million Americans, and 42 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, our ability to meet financial guidance for the first quarter of and full year 2019, and statements with respect to visibility, revenue retention and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as the total revenue expected from a contract divided by the duration of that contract.
2 Organic revenue growth is defined as growth excluding revenue from businesses acquired within the last 12 months.
Inovalon Holdings, Inc.
Consolidated Statements of Income (unaudited)

(In thousands, except per-share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$136,314	$114,619	$527,676	$449,358
Expenses:
Cost of revenue(1)	35,898	37,132	144,826	151,046
Sales and marketing(1)	13,802	9,738	45,534	34,103
Research and development(1)	7,092	6,533	28,638	27,383
General and administrative(1)	48,265	41,946	205,038	149,948
Depreciation and amortization	26,868	14,575	96,725	53,089
Restructuring expense	36	—	9,500	—
Total operating expenses	131,961	109,924	530,261	415,569
Income (Loss) from operations	4,353	4,695	(2,585)	33,789
Other income and (expenses):
Interest income	307	1,384	2,181	5,429
Interest expense	(16,624)	(1,676)	(50,898)	(6,225)
Other expense, net	(414)	(25)	(2,255)	(406)
(Loss) Income before taxes	(12,378)	4,378	(53,557)	32,587
Benefit from income taxes	(1,358)	(13,071)	(14,393)	(2,231)
Net (loss) income	$(11,020)	$17,449	$(39,164)	$34,818
Net (loss) income attributable to common stockholders, basic and diluted	$(11,020)	$16,864	$(39,164)	$33,828
Net (loss) income per share attributable to common stockholders, basic and diluted:
Basic net (loss) income per share	$(0.07)	$0.12	$(0.27)	$0.24
Diluted net (loss) income per share	$(0.07)	$0.12	$(0.27)	$0.24
Weighted average shares of common stock outstanding:
Basic	147,547	140,338	145,389	142,225
Diluted	147,547	140,928	145,389	142,737
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$83	$463	$237	$1,652
	Sales and marketing	359	555	735	2,011
	Research and development	336	364	1,937	1,293
	General and administrative	4,238	3,611	13,253	12,362
	Total stock-based compensation expense	$5,016	$4,993	$16,162	$17,318

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$115,591	$208,944
Short-term investments	7,000	267,288
Accounts receivable (net of allowances of $3,350 and $2,038 at December 31, 2018 and 2017, respectively)	104,405	90,054
Prepaid expenses and other current assets	34,801	10,441
Income tax receivable	10,330	11,987
Total current assets	272,127	588,714
Non-current assets:
Property, equipment and capitalized software, net	141,758	125,768
Goodwill	956,029	184,932
Intangible assets, net	535,343	89,326
Other assets	16,158	6,338
Total assets	$1,921,415	$995,078
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$31,295	$34,109
Accrued compensation	25,298	18,592
Other current liabilities	50,765	15,277
Deferred revenue	20,628	6,954
Deferred rent	619	1,818
Credit facilities	9,800	45,000
Capital lease obligation	2,905	336
Total current liabilities	141,310	122,086
Non-current liabilities:
Credit facilities, less current portion	939,514	191,250
Capital lease obligation, less current portion	13,927	12,109
Deferred rent, less current portion	3,186	219
Other liabilities	30,220	—
Deferred income taxes	110,669	26,642
Total liabilities	1,238,826	352,306
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of December 31, 2018 and 2017, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 86,679,575 shares issued and 72,059,400 shares outstanding at December 31, 2018; 77,588,018 shares issued and 62,967,843 shares outstanding at December 31, 2017	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,608,685 shares issued and outstanding at December 31, 2018; 80,957,495 shares issued and outstanding at December 31, 2017	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at December 31, 2018 and 2017, respectively	—	—
Additional paid-in-capital	618,674	534,159
Retained earnings	270,471	308,905
Treasury stock, at cost, 14,620,175 shares at December 31, 2018 and 2017	(199,817)	(199,817)
Other comprehensive loss, net of tax	(6,740)	(476)
Total stockholders’ equity	682,589	642,772
Total liabilities and stockholders’ equity	$1,921,415	$995,078

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

	Year Ended December 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net (loss) income	$(39,164)	$34,818
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	16,162	17,318
Depreciation	52,742	37,853
Amortization of intangibles	43,983	15,236
Amortization of premiums on short-term investments	289	1,958
Amortization of debt issuance costs and debt discount	3,138	—
Deferred income taxes	(12,495)	(6,665)
Restructuring expense, non-cash	7,075	—
Change in fair value of contingent consideration	7,212	(5,200)
Bargain purchase gain	—	(1,434)
Other	332	406
Changes in assets and liabilities:
Accounts receivable	3,280	(977)
Prepaid expenses and other current assets	(20,002)	3,346
Income taxes receivable	2,208	3,293
Other assets	(4,209)	(3,355)
Accounts payable and accrued expenses	(6,007)	8,252
Accrued compensation	9,292	3,030
Other current and non-current liabilities	17,672	(5,373)
Deferred rent	2,219	(440)
Deferred revenue	6,674	(4,360)
Net cash provided by operating activities	90,401	97,706
Cash flows from investing activities:
Maturities of short-term investments	96,588	174,416
Sales of short-term investments	161,772	1,175
Purchases of property and equipment	(25,505)	(32,565)
Investment in capitalized software	(39,469)	(32,977)
Acquisition, net of cash acquired of $23,850 and $1,535, respectively	(1,082,740)	(3,490)
Net cash (used in) provided by investing activities	(889,354)	106,559
Cash flows from financing activities:
Repurchase of common stock	—	(93,586)
Proceeds from credit facility borrowings, net of discount	965,300	—
Repayment of credit facility borrowings	(238,700)	(30,000)
Payments for debt issuance costs	(18,269)	—
Proceeds from exercise of stock options	1,833	4,967
Capital lease obligations paid	(1,201)	(113)
Tax payments for equity award issuances	(3,363)	(4,272)
Net cash provided by (used in) financing activities	705,600	(123,004)
(Decrease) Increase in cash and cash equivalents	(93,353)	81,261
Cash and cash equivalents, beginning of period	208,944	127,683
Cash and cash equivalents, end of period	$115,591	$208,944
Supplemental cash flow disclosure:
Cash (received) paid during the year for:
Income taxes, net of refunds	$(4,136)	$962
Interest	43,573	5,972
Non-cash investing activities:
Capital lease obligations incurred	5,677	12,231
Accruals of purchases of property, equipment	12,097	7,924
Accruals for investment in capitalized software	1,495	2,711
Acquisition consideration	84,156	—

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(11,020)	$17,449	$(39,164)	$34,818
Depreciation and amortization	26,868	14,575	96,725	53,089
Interest income	(307)	(1,384)	(2,181)	(5,429)
Interest expense	16,624	1,676	50,898	6,225
Other expense, net	414	25	2,255	406
Benefit from income taxes	(1,358)	(13,071)	(14,393)	(2,231)
EBITDA	31,221	19,270	94,140	86,878
Stock-based compensation	5,016	4,993	16,162	17,318
Acquisition costs:
Transaction costs	1,127	356	6,654	1,177
Integration costs	1,293	289	6,788	1,805
Contingent consideration accretion	(1,794)	(2,300)	7,306	(5,200)
Compensatory contingent consideration	(358)	558	1,674	1,966
Restructuring expense	36	—	9,500	—
Tax on equity exercises	—	—	—	32
Other non-comparable items(1)	2,304	2,365	9,721	5,038
Adjusted EBITDA	$38,845	$25,531	$151,945	$109,014
Adjusted EBITDA margin	28.5%	22.3%	28.8%	24.3%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (unaudited)
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net (loss) income to Non-GAAP net income:
Net (loss) income	$(11,020)	$17,449	$(39,164)	$34,818
Stock-based compensation	5,016	4,993	16,162	17,318
Acquisition costs:
Transaction costs	1,127	356	6,654	1,177
Integration costs	1,293	289	6,788	1,805
Contingent consideration accretion	(1,794)	(2,300)	7,306	(5,200)
Compensatory contingent consideration	(358)	558	1,674	1,966
Amortization of acquired intangible assets	13,366	3,851	43,983	15,236
Amortization of debt issuance costs and debt discount	1,062	—	3,138	—
Restructuring expense	36	—	9,500	—
Tax on equity exercises	—	—	—	32
Other non-comparable items(1)	2,304	2,365	9,721	5,038
Tax impact of add-back items	(3,402)	(4,328)	(26,441)	(14,949)
Tax Act benefit	—	(15,461)	—	(15,461)
Non-GAAP net income	$7,630	$7,772	$39,321	$41,780

GAAP basic net (loss) income per share	$(0.07)	$0.12	$(0.27)	$0.24
GAAP diluted net (loss) income per share	$(0.07)	$0.12	$(0.27)	$0.24
Non-GAAP basic net income per share	$0.05	$0.06	$0.27	$0.29
Non-GAAP diluted net income per share	$0.05	$0.06	$0.27	$0.29
Weighted average shares of common stock outstanding:
Basic	147,547	140,338	145,389	142,225
Diluted	147,775	140,928	145,611	142,737
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net cash provided by operating activities (unaudited)

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. A reconciliation of net cash provided by operating activities to Non-GAAP net cash provided by operating activities follows:

(In thousands)	Year Ended December 31, 2018
Reconciliation of Net cash provided by operating activities to Non-GAAP net cash provided by operating activities:
Net cash provided by operating activities	$90,401
Acquisition costs:
Transaction costs	6,654
Integration costs	6,788
Non-GAAP net cash provided by operating activities	$103,843

Inovalon Holdings, Inc.
Key Metrics (unaudited)
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE2 Registry® dataset and is therefore not fully reflected within the related data metrics below as of this date.

	December 31,
(In thousands)	2018	2017
MORE[2] Registry® dataset metrics
Unique patient count(1)	264,220	240,180
Medical event count(2)	42,898,600	37,813,583
Trailing 12 month Patient Analytics Months (PAM)(3)	48,099,042	42,156,422
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except percentages)	2018	2017	2018	2017
Investment in Innovation:
Research and development(1)	$7,092	$6,533	$28,638	$27,383
Capitalized software development(2)	8,145	10,219	38,253	34,789
Research and development infrastructure investments(3)	2,260	9,602	12,748	23,642
Total investment in innovation	$17,497	$26,354	$79,639	$85,814
As a percentage of revenue
Research and development(1)	5%	6%	5%	6%
Capitalized software development(2)	6%	9%	7%	8%
Research and development infrastructure investments(3)	2%	8%	3%	5%
Total investment in innovation	13%	23%	15%	19%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of our service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.

(3)	Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Adjusted EBITDA:
Net income	$1	$5
Depreciation and amortization	107	107
Interest expense	66	66
Interest income	(1)	(1)
Provision for income taxes(1)	—	1
EBITDA	173	178
Stock-based compensation	19	19
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration	1	4
Other non-comparable items(2)	3	4
Adjusted EBITDA	$200	$210
Adjusted EBITDA margin	31.4%	32.0%

	Guidance Range
	Three Months Ending March 31, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net loss to Adjusted EBITDA:
Net loss	$(8)	$(7)
Depreciation and amortization	28	28
Interest expense	16	16
Interest income	(1)	(1)
Provision for income taxes(1)	(3)	(2)
EBITDA	32	34
Stock-based compensation	6	6
Acquisition costs:
Transaction costs	1	1
Integration costs	1	1
Other non-comparable items(2)	2	2
Adjusted EBITDA	$42	$44
Adjusted EBITDA margin	29.4%	30.1%
______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Non-GAAP net income:
Net income	$1	$5
Stock-based compensation	19	19
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration	1	4
Amortization of acquired intangible assets	53	53
Amortization of debt issuance costs and debt discount	4	4
Other non-comparable items(1)	3	4
Tax impact of add-back items(2)	(24)	(25)
Non-GAAP net income	$61	$69

GAAP diluted net income per share	$0.01	$0.03
Non-GAAP diluted net income per share	$0.41	$0.47
Weighted average shares of common stock outstanding - diluted	149	149

	Guidance Range
	Three Months Ending March 31, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net loss to Non-GAAP net income:
Net loss	$(8)	$(7)
Stock-based compensation	6	6
Acquisition costs:
Transaction costs	1	1
Integration costs	1	1
Amortization of acquired intangible assets	13	13
Amortization of debt issuance costs and debt discount	1	1
Other non-comparable items(1)	2	2
Tax impact of add-back items(2)	(6)	(6)
Non-GAAP net income	$10	$11

GAAP diluted net loss per share	$(0.05)	$(0.05)
Non-GAAP diluted net income per share	$0.07	$0.07
Weighted average shares of common stock outstanding - diluted	148	148
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business, to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net cash provided by operating activities

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. The Company believes that the exclusion of certain acquisition costs in calculating Non-GAAP net cash provided by operating activities provides management and investors a useful measure for the expected cash flows generated from the Company’s core business by excluding items that do not otherwise relate to its ongoing liquidity. However, use of Non-GAAP net cash provided by operating activities has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net cash provided by operating activities or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:
Inovalon
Kim E. Collins
Phone: 301-809-4000 x1473
kcollins@inovalon.com